UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2016, Everbridge, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with IDV Solutions, LLC (“IDV”) and the sellers named therein (the “Sellers”) pursuant to which the Company purchased all of the outstanding membership interests of IDV and IDV became a wholly-owned subsidiary of the Company (the “Acquisition”). The Company paid $18.75 million in cash at closing. from the Company’s cash and cash equivalents. Up to an additional $8.75 million in time- and performance-based consideration is payable, consisting of up to $3.75 million payable in August 2017 if IDV meets certain financial criteria, up to an additional $2.5 million payable in March 2018 if IDV meets certain financial and performance criteria, and up to an additional $2.5 million payable in April 2018 from an escrow fund.

The Purchase Agreement contains customary representations, warranties and covenants of IDV and the Sellers. In connection with the Acquisition, $2.5 million has been placed in a third party escrow for fifteen months. The escrow fund is available to provide security to the Company to compensate it for losses it may incur as a result of any inaccuracy in the representations or warranties of IDV or the Sellers contained in the Purchase Agreement, any failure to comply with any covenant contained in the Purchase Agreement or any liabilities or obligations related to the operation of IDV’s business prior to the closing of the Acquisition.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached to this Current Report as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or IDV. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company or IDV.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 27, 2017, the Acquisition was consummated pursuant to the Purchase Agreement. The information disclosed above in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 31, 2017, the Company issued a press release regarding the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To the extent required by this item, the financial statements of IDV will be filed by amendment no later than 71 calendar days from the date of the filing of this Current Report.

(b) Pro Forma Financial Information

To the extent required by this item, unaudited pro forma financial information will be filed by amendment no later than 71 calendar days from the date of the filing of this Current Report.

(d)    Exhibits

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement dated January 27, 2017, by and among Everbridge, Inc., IDV Solutions, LLC, and the Sellers named therein

99.1	Press release dated January 31, 2017

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission, provided however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: January 31, 2017	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement dated January 27, 2017, by and among Everbridge, Inc., IDV Solutions, LLC, and the Sellers named therein

99.1	Press release dated January 31, 2017

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission, provided however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, for any schedule so furnished.